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                                                                   EXHIBIT 10.31


                          AMENDMENT DATED JULY 18, 2006
                             TO EMPLOYMENT AGREEMENT



         The EMPLOYMENT AGREEMENT dated May 1, 2003 between PALL CORPORATION, a New York Corporation (the "Company") and Marcus Wilson ("Executive") as amended by AMENDMENT DATED NOVEMBER 19, 2003 TO EMPLOYMENT AGREEMENT, AMENDMENT DATED AUGUST 30, 2005 TO EMPLOYMENT AGREEMENT, and AMENDMENT TO EMPLOYMENT AGREEMENT dated May 3, 2006 (said Employment Agreement as so amended being hereinafter called the "Agreement") is hereby further amended by changing ss.3 (f) of the Agreement to read in its entirety as follows:

             (f) Delay in Payment. Notwithstanding any provision in this Agreement to the contrary, any payment otherwise required to be made hereunder to Executive at any date shall be delayed for such period of time as may be necessary to meet the requirements of section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986 as amended (the "Code"). On the earliest date on which any payments so delayed can be made without violating the requirements of section 409A(a)(2)(B)(i) of the Code (the "Delayed Payment Date"), there shall be paid to Executive (or if Executive has died, to "Executive's Successor" as the quoted term is defined below), in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, plus interest thereon at the Delayed Payment Interest Rate (as defined below) computed from the date on which each such delayed payment otherwise would have been made to Executive until the Delayed Payment Date. For purposes of the foregoing: (i) "Executive's Successor" shall mean such payee or payees as Executive shall at any time (whether during or after the Term of Employment) designate by written notice to the Company or in his last will and testament or, if no such designation is made, then to the legal representatives of Executive's estate, and (ii) the "Delayed Payment Interest Rate" shall mean the national average annual rate of interest payable on jumbo six-month bank certificates of deposit, as quoted in the business section of the most recently published Sunday edition of the New York Times preceding the date on which the Term of Employment ends or, if earlier, the date as of which Executive is treated as having incurred a "separation from service" for purposes of section 409A(a)(2)(B)(i).


                               PALL CORPORATION

                               By:  /s/ ERIC KRASNOFF
                                        ---------------------------------
                                        Chairman & Chief Executive Officer


                               EXECUTIVE

                               /s/ MARCUS WILSON
                                   --------------------------------------
                                   Marcus Wilson